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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant

Certain subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

         Name                                            Country of Organization
         ----                                            -----------------------

         Sistemes Consulting S.A                              Andorra

         Accenture S.A.                                       Argentina

         Accenture Australia Holdings Pty Ltd                 Australia
         Accenture Services Pty Ltd                           Australia
         Accenture Solutions Pty Ltd                          Australia

         Diversiti Pty Ltd                                    Australia

         Accenture Unternehmensberatung GmbH                  Austria

         Accenture LLC                                        Azerbaijan

         Accenture S.A.\N.V.                                  Belgium
         Accenture Technology Ventures S.P.R.L.               Belgium

         Accenture Australia Ltd                              Bermuda
         Accenture Australia (1) Ltd                          Bermuda
         Accenture Australia (2) Ltd                          Bermuda
         Accenture Australia (3) Ltd                          Bermuda
         Partners Security Ltd                                Bermuda

         Accenture Services, s.r.o.                           Czech Republic

         ENMAX Technology Bolivia S.A.                        Bolivia

         Accenture do Brasil Ltda                             Brazil

         Accenture Canada Holdings Inc.                       Canada
         Accenture, Inc.                                      Canada

         Accenture Chile Asesorias y Servicios Ltda           Chile

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         Name                                            Country of Organization
         ----                                            -----------------------

         Accenture (Shanghai) Co Ltd                          China

         Accenture Ltda                                       Colombia

         Accenture Australia Holdings ApS                     Denmark
         Accenture Denmark Holdings A/S                       Denmark
         Accenture I/S                                        Denmark
         Avanade ApS                                          Denmark

         Enmaxtechnology Ecuador S.A.                         Ecuador

         Accenture Holding Oy                                 Finland
         Accenture Oy                                         Finland
         Accenture Software Oy                                Finland

         Accenture S.A.S.                                     France

         Accenture Dienstleistungen GmbH                      Germany
         Accenture GmbH                                       Germany
         Accenture Software Entwicklungs GmbH                 Germany
         UNAMITE GmbH                                         Germany

         Accenture Finance (Gibraltar) Ltd                    Gibraltar
         Accenture Minority IV Ltd                            Gibraltar
         Accenture plc                                        Gibraltar
         Accenture Technology Ventures (Gibraltar) Ltd        Gibraltar
         Accenture US Ltd                                     Gibraltar

         Accenture BPM S.A.                                   Greece
         Accenture S.A.                                       Greece

         Accenture Company Ltd                                Hong Kong

         Accenture Tanacsado Korlatolt Felelossegu            Hungary
         Tarsasag KFT                                         Hungary
           (Also known as Accenture KFT)

         Accenture India Private Ltd                          India
         Accenture Services Private Ltd                       India

         P.T. Accenture                                       Indonesia

         Accenture                                            Ireland
         Accenture European Service Center Ltd                Ireland


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         Name                                            Country of Organization
         ----                                            -----------------------

         Accenture Ltd                                        Israel

         Accenture Holdings Italia SRL                        Italy
         Accenture SpA                                        Italy
         Marketplug SpA                                       Italy
         O.P.E.R.A. S.R.L.                                    Italy

         Accenture Kabushiki Kaisha                           Japan
           (Also known as Accenture Corporation)

         Accenture Holdings and Finance Sarl                  Luxembourg
         Accenture International Capital SCA                  Luxembourg
         Accenture International Sarl                         Luxembourg
         Accenture Minority III Norway 1 S.C.A.               Luxembourg
         Accenture Minority III Norway 2 S.C.A.               Luxembourg
         Accenture Participations Sarl                        Luxembourg
         Accenture S.A.                                       Luxembourg
         Accenture S.C.A.                                     Luxembourg
         Accenture Ventures Sarl                              Luxembourg

         Accenture Sdn Bhd                                    Malaysia
         Accenture Solutions Sdn. Bhd.                        Malaysia

         Beaumont Development Centre Holding Limited          Mauritius

         Accenture S.C.                                       Mexico

         Accenture Australia Holding B.V.                     Netherlands
         Accenture Branch Holdings B.V.                       Netherlands
         Accenture B.V.                                       Netherlands
         Accenture Central Europe B.V.                        Netherlands
         Accenture Finance B.V.                               Netherlands
         Accenture Greece B.V.                                Netherlands
         Accenture Holdings B.V.                              Netherlands
         Accenture India Holdings B.V.                        Netherlands
         Accenture Korea BV                                   Netherlands
         Accenture Middle East B.V.                           Netherlands
         Accenture Minority I B.V.                            Netherlands
         Accenture Minority II B.V.                           Netherlands
         Accenture Participations B.V.                        Netherlands
         Accenture Properties (2) B.V.                        Netherlands
         Accenture Services B.V.                              Netherlands
         Accenture Technology Ventures B.V.                   Netherlands
         Echitaa Properties B.V.                              Netherlands
         Partner Technology Mexico Holdings B.V.              Netherlands

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         Name                                            Country of Organization
         ----                                            -----------------------

         Accenture NZ Ltd                                     New Zealand

         Accenture Ltd                                        Nigeria

         Accenture A.N.S.                                     Norway
         Accenture A.S.                                       Norway
         Accenture Software ANS                               Norway

         Accenture, Inc                                       Philippines
         Domestice Corporation                                Philippines

         Accenture Sp. z.o.o.                                 Poland

         Accenture Consultores de Gestao S.A.                 Portugal
         Coritel Solucoes Informaticas Integradas S.A.        Portugal

         Accenture Pte Ltd                                    Singapore
         Accenture software Pte Ltd                           Singapore

         Accenture s.r.o.                                     Slovak Republic

         Accenture Services (South Africa) Pty Ltd            South Africa
         Accenture (South Africa) Pty Ltd                     South Africa
         Accenture (South Africa) Trustees Pty Ltd            South Africa
         Autris Pty Ltd                                       South Africa

         Accenture Ltd                                        South Korea

         Accenture Formacion Sociedad Civil                   Spain
         Accenture S.L.                                       Spain
         Alnova Technologies Corporation S.A.                 Spain
         Business Process Management S.A.                     Spain
         Coritel S.A.                                         Spain
         Integration Services S.A.                            Spain

         Accenture A.B.                                       Sweden
         Accenture K.B.                                       Sweden
         Avanade K.B.                                         Sweden

         Accenture A.G.                                       Switzerland
         Accenture Finance GmbH                               Switzerland
         Accenture Global Services GmbH                       Switzerland
         Accenture Holding GmbH                               Switzerland


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         Name                                            Country of Organization
         ----                                            -----------------------

         Accenture Co Ltd                                     Taiwan

         Accenture Co Ltd                                     Thailand
         Accenture Solutions Co Ltd                           Thailand
         Accenture Technologies Co Ltd                        Thailand

         Accenture Danismanlik Limited Sirketi                Turkey

         Accenture Management Ltd                             United Kingdom
         Accenture Pension Trustees Ltd                       United Kingdom
         Accenture Retirement Savings Plan Ltd                United Kingdom
         Accenture Scientific Ltd                             United Kingdom
         Accenture Services Ltd                               United Kingdom
         Accenture Software Ltd                               United Kingdom
         Accenture (UK)                                       United Kingdom
         Cooperate Ltd                                        United Kingdom
         The Accenture Group                                  United Kingdom


         Accenture Capital, Inc.                              United States
         Accenture Financial Corporation                      United States
         Accenture LLC                                        United States
         Accenture LLP                                        United States
         Accenture Newco, Inc.                                United States
         Accenture Sub Inc.                                   United States
         Accenture 2, Inc.                                    United States
         Accenture, Inc.                                      United States
         BABCN LLC                                            United States
         BPM Technical Resources LLC                          United States
         Concadia Solutions LLC                               United States
         Covation LLC                                         United States
         Digital Asset Management Co.                         United States
         eHealth Resources LLC                                United States
         Navitaire Inc.                                       United States
         Proquire LLC                                         United States
         Willow Investment Properties, Inc.                   United States
         Willow Investment, Inc.                              United States


         Accenture C.A.                                       Venezuela